Registration No. 333-275675

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

to

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

PIXIE DUST TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Japan	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2-2-1 Yaesu, Chuo-ku Tokyo, Japan	104-0028
(Address of Principal Executive Offices)	(Zip Code)

Second Series of Stock Acquisition Rights for Common Shares 2018

Second-2 Series of Stock Acquisition Rights for Common Shares 2018

Third Series of Stock Acquisition Rights for Common Shares 2019

Sixth Series of Stock Acquisition Rights for Common Shares 2020

Seventh Series of Stock Acquisition Rights for Common Shares 2020

(Full title of the plans)

Cogency Global Inc.

122 East 42nd Street, 18th Floor

New York, NY 10168

Tel: (800) 221-0102

(Name, address, and telephone number, including area code, of agent for service)

With copies to:

Laura Anthony, Esq.

Craig D. Linder, Esq.

Anthony, Linder & Cacomanolis, PLLC

1700 Palm Beach Lakes Blvd., Suite 820

West Palm Beach, Florida 33401

561-514-0936

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Securities Exchange Act of 1934, as amended.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☐
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act of 1933, as amended. ☐

EXPLANATORY NOTE

DEREGISTRATION OF SECURITIES

Pixie Dust Technologies, Inc. (the “Company”) is filing with the Securities and Exchange Commission (the “SEC”) this Post-Effective Amendment No. 1 in connection with the Form S-8 Registration Statement No. 333-275675, filed with the SEC on November 21, 2023 (the “Registration Statement”), relating to (i) 150,000 shares, no par value, of the Company common stock (“Common Stock”) issuable pursuant to the Company’s Second Series of Stock Acquisition Rights for Common Shares 2018, (ii) 12,000 shares of Common Stock issuable pursuant to the Company’s Second-2 Series of Stock Acquisition Rights for Common Shares 2018, (iii) 259,200 shares of Common Stock issuable pursuant to the Company’s Third Series of Stock Acquisition Rights for Common Shares 2019, (iv) 469,200 shares of Common Stock issuable pursuant to the Company’s Sixth Series of Stock Acquisition Rights for Common Shares 2020, and (v) 219,600 shares of Common Stock issuable pursuant to the Company’s Seventh Series of Stock Acquisition Rights for Common Shares 2020.

This Post-Effective Amendment No. 1 to the Registration Statement is being filed solely to deregister any and all securities previously registered under the Registration Statement that remain unexercised or otherwise unissued as of the date hereof, including without limitation, (i) 93,000 shares of the Common Stock issuable pursuant to the Company’s Second Series of Stock Acquisition Right for Common Shares 2018, (ii) 217,800 shares of Common Stock issuable pursuant to the Company’s Third Series of Stock Acquisition Rights for Common Shares 2019, (iii) 363,000 shares of Common Stock issuable pursuant to the Company’s Sixth Series of Stock Acquisition Right for Common Shares 2020, and (iv) 219,600 shares of Common Stock issuable pursuant to the Company’s Seventh Series of Stock Acquisition Rights for Common Shares 2020.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tokyo, Japan, on the 8th day of January, 2025.

PIXIE DUST TECHNOLOGIES, INC.

By:	/s/ Yoichi Ochiai
	Name:	Yoichi Ochiai
	Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Yoichi Ochiai	Chief Executive Officer and Director	January 8, 2025
Yoichi Ochiai	(Principal Executive Officer)

/s/ Nobufusa Tarumi	Co-Chief Financial Officer	January 8, 2025
Nobufusa Tarumi	(Principal Financial and Accounting Officer)

*	Co-Chief Financial Officer	January 8, 2025
Nobuhiro Takagi	(Principal Financial and Accounting Officer)

*	Director	January 8, 2025
Yusuke Murata

*	Director	January 8, 2025
Taiichiro Murakami

*	Director	January 8, 2025
Takayuki Hoshi

*	Director	January 8, 2025
Masayo Takahashi

Signature of Authorized U.S. Representative of Registrant

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Pixie Dust Technologies, Inc. has signed this Post-Effective Amendment No. 1 to Registration Statement on Form S-8 on January 8, 2025.

COGENCY GLOBAL INC.

By:	*
	Name:	Colleen A. De Vries
	Title:	Senior Vice-President on behalf of Cogency Global Inc.

By:	/s/ Yoichi Ochiai
Yoichi Ochiai
Attorney-in-fact*

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